UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 2, 2013

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 2, 2013, Global Casinos, Inc., a Utah corporation (the “Company”) entered into an Amended and Restated Split-Off Agreement (“Agreement”) between the Company, on the one hand, Global Split-Off, LLC and Gemini Gaming, LLC on the other, pursuant to which the Company will sell its interest in Global Split-Off, LLC to Gemini Gaming, LLC, subject to all associated liabilities.

The Amended and Restated Split-Off Agreement supersedes the Amendment No. 1 to Split-Off Agreement previously announced.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
10.1	Amended and Restated Split-Off Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: May 6, 2013	__/s/ Clifford L. Neuman__________ Clifford L. Neuman, President